 Exhibit 99.3

VSEE HEALTH, INC.

2024 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

VSee Health, Inc., a Delaware corporation (“Company”), hereby grants an Award of Restricted Share Units, subject to the terms, conditions, and restrictions of the Company’s 2024 Equity Incentive Plan (the “Plan”), and this Restricted Share Unit Award Agreement, including Appendix A attached hereto (the Restricted Share Unit Award Agreement and Appendix A are collectively referred to as the “Award Agreement”). The capitalized terms used in the Award Agreement that are defined in the Plan shall have the same meanings herein as are set forth in the Plan.

Grantee:	[name]

Grant Date	[date]

Total Number of Shares subject to Restricted Share Units Granted:	[number]

Dividend Equivalents (check one)	____ are included

____ are not included

Vesting Schedule:

The Restricted Share Units shall vest in accordance with the schedule set forth below. Except as otherwise provided in the Award Agreement, the Restricted Share Units will not vest and Grantee will not be issued shares of Common Stock (“Shares”) with respect to the Restricted Share Units unless Grantee has Continuous Service through the applicable vesting date, as set forth below. The Restricted Share Units will vest as follows:

Restricted Share Units for [number] Shares on [date]

Restricted Share Units for [number] Shares on [date]

Restricted Share Units for [number] Shares on [date]

Restricted Share Units for [number] Shares on [date]

Termination of Service:

In the event Grantee’s Continuous Service terminates, whether such termination of Continuous Service is by the Company or by Grantee, the Restricted Share Units shall have been earned only to the extent that the Restricted Share Units have vested prior to such termination in accordance with the schedule set forth above and shall not accelerate on a pro rata (or any other) basis. Upon such termination of Continuous Service, the Restricted Share Units shall terminate with respect to the number of Shares that have not yet vested, such Restricted Share Units shall be canceled and of no further force or effect, and no Shares shall be issued with respect to such terminated Restricted Share Units.

VSEE HEALTH, INC.

By:

Title:

Grantee acknowledges and represents that Grantee is familiar with the terms and provisions of this Award Agreement and hereby accepts same subject to all its terms and provisions hereof. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.

Dated:
Grantee Signature

2

APPENDIX A

TERMS AND CONDITIONS FOR RESTRICTED SHARE UNITS

1.            Grant. The Company grants to Grantee an Award of Restricted Share Units for the number of Shares set forth in the Award Agreement, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2.            Restrictions on Transfer. The Award shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by Grantee other than by will or the laws of descent and distribution or pursuant to a “domestic relations order” (as defined in Code Section 414(p)(1)(B)). The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee. No non-permitted transferee of Grantee shall have any right in or claim to any Restricted Share Units or any Shares subject to the Restricted Share Units.

3.            Vesting of Restricted Share Units.

(a)            Time Vesting. The Restricted Share Units covered by this Award shall vest in the installments set forth in the Award Agreement, provided that Grantee’s Continuous Service continues through the specified dates.

(b)            Change in Control. Upon a Change in Control as defined in Section 17 of the Plan, the Board or the Committee may make any determinations and take any actions permitted under Section 11 of the Plan.

(c)            Action by Committee. The Committee shall have the authority, in its sole and absolute discretion, to remove any or all of the restrictions applicable to the Restricted Share Units whenever the Committee may determine that such action is appropriate by reason of changes to applicable tax or other laws.

4.            Settlement of Restricted Share Units and Issuance of Shares. As soon as reasonably practicable following the vesting date or vesting event for each portion of the Restricted Share Units, but in no event later than the 15th day of the third month following the later of the Company’s or Grantee’s tax year end of the year in which such vesting occurs, the Company shall settle such Restricted Share Units by issuing and delivering to Grantee the number of Shares relating to such portion of the Restricted Share Units then vesting. [Upon issuance of such Shares, Grantee shall enter into and shall be bound by any stockholders’ agreement in effect from time to time that includes holders of Common Stock.]

5.            Fractional Shares. No fractional shares shall be delivered to Grantee. Any fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and vested on the date when all restrictions lapse or expire.

6.            Legends; Securities Laws Acknowledgment.

(a)            If Shares issued pursuant to the Restricted Shares Units are held in certificated form, certificates representing Shares so issued shall bear appropriate legends for compliance with applicable securities laws.

(b)            The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(c)            Grantee agrees and acknowledges that he or she will acquire any Shares issued pursuant to the Restricted Share Units for investment purposes only and without a view to, or in connection with, the sale or distribution thereof.

(d)            To the extent any Shares issued pursuant to the Restricted Shares Units are held in book-entry form, such book-entry designation shall contain the same restrictions as set forth above as would otherwise be placed on any certificates and in each such case, the Company shall notify its transfer agent of the restrictions set forth herein.

7.            Rights as a Stockholder. Grantee shall have no rights of a stockholder of the Company with respect to any Shares subject to the Restricted Share Units until the Restricted Shares Units have vested and Shares have been issued to Grantee.

8.            Dividend Equivalents. Notwithstanding the foregoing, if the Award Agreement indicates that Dividend Equivalents “are included,” Grantee shall be paid Dividend Equivalents with respect to the number of Shares subject to the Restricted Share Units in the same form of payment (cash or Shares) as dividends are paid to stockholders of record with a record date on or after the Grant Date and before the date Shares are issued pursuant to the Restricted Share Units. Dividend Equivalents shall vest with respect to Restricted Share Units only as and when such Restricted Share Units vest and shall be forfeited upon the forfeiture of such Restricted Share Units. Payment of Dividend Equivalents with respect to Restricted Share Units shall be made upon the issuance of Shares pursuant to the Restricted Share Units.

9.            Separate Advice and Representation. The Company is not providing Grantee with advice, warranties, or representations regarding any of the legal, tax, or business effects to Grantee with respect to the Plan or this Award Agreement. Grantee is encouraged to seek legal, tax, and business advice from Grantee’s own legal, tax, and business advisers as soon as possible. By accepting this Award and the Restricted Share Units covered thereby, and by signing this Award Agreement, Grantee acknowledges that Grantee is familiar with the terms of the Award Agreement and the Plan, that Grantee has been encouraged by the Company to discuss the Award and the Plan with Grantee’s own legal, tax, and business advisers, and that Grantee agrees to be bound by the terms of the Plan and the Award Agreement.

10.          Tax Withholding.

                               (a)            The Company will assess its requirements regarding federal, state, and local income taxes, FICA taxes, and any other applicable taxes (“Tax Items”) in connection with the Restricted Share Units and the issuance of Shares thereunder. These requirements may change from time to time as laws or interpretations change. The Company will withhold Tax Items as required by law. Regardless of the Company's actions in this regard, Grantee acknowledges and agrees that the ultimate liability for Tax Items is Grantee’s responsibility. Grantee acknowledges and agrees that the Company:

(i)            makes no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Restricted Share Units, any receipt of Shares thereunder or any subsequent sale of such Shares; and

(ii)            does not commit to structure the terms of the Restricted Share Units or any aspect of the Restricted Share Units or any issuance of Shares thereunder to reduce or eliminate liability for Tax Items.

 (b)            Notwithstanding any contrary provision of this Award Agreement, no certificate representing Shares and no book-entry Shares will be issued to Grantee, unless and until satisfactory arrangements (as determined by the Committee) have been made by Grantee with respect to the payment of income, employment, and other taxes that the Company determines are to be withheld with respect to such Shares so issuable. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by one or more of the following: (i) paying cash, (ii) delivering to the Company already vested and owned Shares having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld, or (ii) by authorizing the Company to hold back a number of Shares otherwise issuable to Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld.

11.          No Acquired Rights or Employment Rights. Grantee agrees and acknowledges that:

 (a)            the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time;

(b)            the grant of this Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Awards or benefits in lieu of any Awards, even if Awards have been granted repeatedly in the past and regardless of any reasonable      notice period mandated under local law, and all decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Company;

(c)            the value of this Award is an extraordinary item of compensation that does not constitute regular compensation for services rendered to the Company or any Subsidiary or Affiliate and which is outside the scope of Grantee’s employment or other service contract, if any;

(d)            this Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(a)            the future value of the Shares issued under the Award or otherwise under the Plan, if any, is unknown and cannot be predicted with certainty;

(b)            this Award is not intended to replace any retirement benefits or compensation and is not part of normal or expected salary or compensation for any purpose, including but not limited to calculating severance payments, if any, upon termination of employment or other Continuous Service;

(c)            no claim or entitlement to compensation or damages arises from the termination of this Award or diminution in value of this Award or Shares received under the Plan, and Grantee irrevocably releases the Company from any such claim; and

(d)            nothing contained in this Award Agreement is intended to constitute or create a contract of employment or other service, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Subsidiary or Affiliate for any particular period of time; this Award Agreement shall not interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the Grantee’s employment or other service at any time, with or without cause, subject to applicable laws.

12.          Adjustment of Shares. Upon the occurrence of events described in, and in accordance with the provisions of, Section 10 of the Plan, the Company shall make appropriate adjustments in the number of Shares covered by the Award. Except as provided in Section 10 of the Plan, Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to the Restricted Share Units. The grant of the Restricted Share Units pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

13.          Notices. Except as may be otherwise provided by the Plan, any written notices provided for in the Plan and this Award Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic transmission, if and to the extent permitted by the Committee. Notices shall be directed, if to Grantee, at Grantee’s address indicated by the Company’s records, or if to the Company, at [address], attention [             ].

14.          Severability. The provisions of the Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15.          Counterparts; Further Instruments. The Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Award Agreement.

16.          Amendment. The Award Agreement may be amended or modified by the Committee, including amendments and modifications that may affect the tax status of the Award, provided that such action may not, without the consent of Grantee, impair any rights of Grantee under the Award Agreement.

17.          Entire Agreement; Governing Law. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and Grantee. The construction, interpretation, performance and enforcement of this Award Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. For purposes of litigating any dispute that may arise directly or indirectly from this Award Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware or the federal courts of the United States located in Delaware and no other courts.

CONSENT OF SPOUSE

The undersigned spouse of Grantee agrees that his/her/their interest, if any, including any community property interest, in the Restricted Share Units and any Shares issued thereunder is subject to the foregoing Award Agreement between Grantee and the Company shall be irrevocably bound by such Award Agreement. The undersigned further agrees that Grantee’s decisions or execution of any documents with respect to the Restricted Share Units and any Shares covered by such Award Agreement shall be the decision, signature or deed of the undersigned and irrevocably bind the undersigned as if the undersigned had made such decisions, executed such documents or performed such acts done by the undersigned’s spouse.

Spouse of Grantee (if any):

(signature)

Name:

Date: